UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

POTLATCH CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. First Avenue, Suite 1600 Spokane, WA		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (509) 835-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On February 20, 2018, Potlatch Corporation, a Delaware corporation ("Potlatch"), held a Special Meeting of shareholders (the “Special Meeting") in connection with the Agreement and Plan of Merger dated as of October 22, 2018 between Potlatch Corporation, Portland Merger, LLC, a Delaware limited liability company and wholly-owned subsidiary of Potlatch (“Merger Sub”) and Deltic Timber Corporation, a Delaware corporation (“Deltic”). The proposal submitted to Potlatch shareholders at the Special Meeting was the approval of the issuance of Potlatch common stock, at a 1.80 exchange ratio in connection with the merger contemplated by the Merger Agreement (the ''Share Issuance Proposal').

The Share Issuance Proposal is described in detail in the definitive joint proxy statement/prospectus that Potlatch and Deltic filed with the SEC on Form 424B3 and Schedule 14A, respectively, on January 18, 2018 which was first mailed to Potlatch’s shareholders on or about January 18, 2018.

The voting results for the Share Issuance proposal, including the number of votes cast for, against or withheld, and the number of abstentions and non-votes are set forth below. A quorum was present for the purposes of the vote. The shareholders voted to approve the Share Issuance Proposal. In connection with the Special Meeting, Potlatch also solicited proxies with respect to the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. As there were sufficient votes from the Potlatch shareholders to approve the Share Issuance Proposal, adjournment of the Special Meeting to solicit additional proxies was unnecessary and the adjournment proposal was not submitted to Potlatch shareholders for approval at the Special Meeting.

	For	Against	Abstain
Proposal 1	33,480,590	73,838	419,539

FORWARD-LOOKING   STATEMENTS

This communication contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to Potlatch’s future results and performance, the expected benefits of the proposed transaction with Deltic such as efficiencies, cost savings and growth potential and the expected timing of the completion of the transaction, all of which are subject to risks and uncertainties. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. Potlatch will not update these forward-looking statements after the date of this communication.

Some forward-looking statements discuss Potlatch’s and Deltic’s plans, strategies, expectations and intentions. They use words such as "expects," "may," "will," "believes," "should,” “approximately," "anticipates," "estimates," and "plans." In addition, these words may use the positive or negative or other variations of those and similar words.

Major risks, uncertainties and assumptions that affect Potlatch’s and Deltic’s businesses and may cause actual results to differ materially from those expressed or implied in these forward-looking statements, including, without limitation, the risk that any of the conditions to closing of the proposed transaction may not be satisfied; the risk that the businesses of Potlatch and Deltic will not be integrated successfully; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; performance of our manufacturing operations, including maintenance requirements; the level of competition from domestic and foreign producers; the successful execution of internal performance plans, including restructurings and cost reduction initiatives; raw material prices; energy prices; the effect of weather; the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters; transportation availability and costs; federal tax policies; the effect of forestry, land use, environmental and other governmental regulations; legal proceedings; performance of pension fund investments and related derivatives; the effect of timing of retirements and changes in the market price of company stock on charges for stock-based compensation; changes in accounting principles; and other factors described in Potlatch’s and Deltic’s filings with the SEC, including the "Risk Factors" section in Potlatch’s and Deltic’s respective annual reports on Form  10-K for the year ended December 31, 2017. Other risks associated with the proposed transaction are also discussed in the definitive joint proxy statement/prospectus that

Potlatch and Deltic filed with the SEC on Form 424B3 and Schedule 14A, respectively, on January 18, 2018 in connection with the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2018

POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

5